Exhibit 10.32

SETTLEMENT AND RELEASE AGREEMENT

     This Agreement (“Agreement”) is made by and between John Furman (“Executive”) and GameTech International, Inc. (“GameTech” or the “Company”) (collectively, the “Parties”), effective July 1, 2005, on the terms set forth below.

     WHEREAS:

          a. The Parties entered into a mutually binding Employment Agreement dated September 2, 2004 (the “Employment Agreement”). Unless otherwise defined herein, the capitalized terms in the Agreement have the same meanings as those in the Employment Agreement, the terms of which are incorporated herein by reference;

          b. GameTech and Executive each desire to exercise the termination rights pursuant to Paragraph 5. of the Employment Agreement; and

          c. The Parties further desire to resolve any disputes between them that have arisen or may arise in the future.

     In consideration of the mutual promises and provisions set forth below, and other valuable consideration, the sufficiency of which is hereby acknowledged, Executive and GameTech agree as follows:

     1. Effective Date. The date of termination of Executive’s employment shall be July 1, 2005 (the “Effective Date”).

     2. Compensation. Upon the full execution of this Agreement and upon the Effective Date, the Executive, or the Executive’s beneficiaries if the Executive dies while benefits remain due under this Agreement, shall receive, pursuant to and in full compliance with and in satisfaction of the terms of Paragraph 6.a. of the Employment Agreement, the following:

A.	Payment of all previously unpaid Base Salary and any Bonus granted and previously unpaid or the pro-rata portion of any bonus earned by Executive pursuant to any plan through the Effective Date;

B.	Vesting of all stock options or other rights previously provided to Executive under any Company Long-Term Incentive Plan; and

C.	Payment of a severance amount equal to Executive’s Base Salary at the time of termination together with continued reimbursement of Executive’s family health insurance and disability insurance payable over an 18 month period from the Effective Date.

          Executive acknowledges that the above-referenced payments are in accordance with, and being provided pursuant to, the provisions of his Employment Agreement. GameTech acknowledges its obligation to make timely and full payment to Executive of its obligations under Paragraph 6.a. of the Employment Agreement and this Paragraph 2. Executive further acknowledges that he is entitled to no other benefits, stock, stock options, severance, or any other form or amount of compensation from GameTech except as provided herein, under the

Employment Agreement or pursuant to stock option grants issued prior to the Effective Date. All stock options previously granted to Executive under the Employment Agreement shall remain in full force and effect and Executive shall retain all exercise rights therein.

     2. Board Resignation; Termination. Executive resigns from the Company’s Board of Directors. Executive shall provide the Company’s General Counsel with a letter of resignation in which his resignation from the Board is effective as of the Effective Date. Employee acknowledges that his employment as Chief Executive Officer and President of the Company, as well as his other positions with Company subsidiaries, shall terminate on the Effective Date.

     3. Mutual Releases.

A.	Executive. Executive voluntarily and knowingly releases, waives and discharges GameTech and its affiliates, successors, subrogees, assigns, agents, employees, shareholders, officers, attorneys, trustees, and directors (“Released Parties”) from any and all claims, actions, causes of action, liabilities, demands, administrative charges, complaints, suits, rights, damages, costs, attorney’s fees (including, without limitation, any claim of entitlement for attorney’s fees under any statute or rule of law allowing a prevailing party or plaintiff to recover attorney’s fees), expenses and controversies of every kind and description, known or unknown, arising up to and including the Effective Date arising out of the Employment Agreement, Executive’s employment with GameTech or the termination thereof prior to the Effective Date (“Claims”).

(i). Executive understands and agrees that the Claims released, waived and discharged in the foregoing include, but are not limited to

a. All claims or charges of wrongful discharge; breach of an express or implied contract for employment, including the Employment Agreement; harassment or discrimination on the basis of race, national origin, religion, sex, handicap, disability, sexual orientation or age; alleged violations of Title VII of the Civil Rights Act of 1964, 42 U.S.C. Sections 1981-1986, the Civil Rights Act of 1991, the Americans with Disabilities Act, the Age Discrimination in Employment Act, the Older Worker Benefit Protection Act, the Equal Pay Act, the Family and Medical Leave Act, the Fair Labor Standards Act, workers compensation laws, or any other federal, state or local statute or ordinance; any tort claim; any claim for emotional distress with respect to Executive’s employment with GameTech; and

b. All claims of every nature and kind, known or unknown, suspected or unsuspected, arising up to and including the Effective Date with respect to Executive’s employment with GameTech. Executive acknowledges that Executive may hereafter discover facts different from, or in addition to, those which he now knows or believes to be true with respect to his employment with

GameTech, this Agreement, the Employment Agreement and agrees that this Agreement and the release contained herein shall be and remain effective and binding in all respects notwithstanding such different or additional facts or the discovery thereof.

(ii). Executive waives all right to seek any known or unknown damages, payments or remedies in a lawsuit initiated by the Equal Employment Opportunity Commission or other federal or state governmental agency with respect to Executive’s employment, and Executive hereby consents to the dismissal of any pending charge or action.

B.	GameTech. GameTech voluntarily and knowingly releases, waives and discharges Executive from any and all claims, actions, causes of action, liabilities, demands, administrative charges, complaints, suits, rights, damages, costs, attorney’s fees (including, without limitation, any claim of entitlement for attorney’s fees under any statute or rule of law allowing a prevailing party or plaintiff to recover attorney’s fees), expenses and controversies of every kind and description, known or unknown, arising up to and including the Effective Date or arising out of the Employment Agreement, Executive’s employment with GameTech or the termination thereof prior to the Effective Date (“GameTech Claims”).

GameTech understands and agrees that the GameTech Claims released, waived and discharged in the foregoing include, but are not limited to all claims of every nature and kind, known or unknown, suspected or unsuspected, arising up to and including the Effective Date. GameTech acknowledges that it may hereafter discover facts different from, or in addition to, those which it now knows or believes to be true with respect to Executive’s employment with GameTech, this Agreement, the Employment Agreement, and agrees that this Agreement and the release contained herein shall be and remain effective and binding in all respects notwithstanding such different or additional facts or the discovery thereof.

     4. Mutual Non – Disparagement.

A.	Executive. Executive agrees that neither he nor anyone acting on his behalf shall make any derogatory or disparaging statement about the Company and/or any of the other Released Parties and/or the business or any of the products of the Company and/or any of the other Released Parties, or take any action which is intended to embarrass any of them.

B.	GameTech. The Company agrees that none of its current executive officers or directors, during their employment with the Company, shall make any derogatory or disparaging statement about Executive, or take any action which is intended to embarrass him.

     5. Agreement Not An Admission. Nothing contained in this Agreement, and no action taken by any party to this Agreement, shall be construed as an admission by any party of liability of any kind, and any action taken by any party in effectuating this Agreement may not be used or referenced in any future or pending litigation involving any of the parties to this Agreement, or any other party.

     6. Beneficiaries of Releases. The releases contained herein shall bind and inure to the benefit of the affiliates, successors, subrogees, assigns, agents, employees, shareholders, officers, trustees, attorneys and directors of the parties to this Agreement.

     7. Entire Agreement. This Agreement, the Employment Agreement and all stock option agreements involving stock option grants to Executive constitute the entire agreement between the Parties and no other representations, warranties, or other statements or promises have been made by any party in connection with any such agreements. This Agreement, the Employment Agreement and all stock option agreements involving stock option grants to Executive supersede all prior written agreements, understandings and commitments between the Company and Executive. Any modifications to this Agreement can only be made in writing and signed by Executive and the Chairman of the Board of Directors of GameTech; notwithstanding any contrary representations contained in any other agreement between the Parties, including but not limited to the terms of any stock option grant agreement.

     8. Applicable Law. To the full extent controllable by stipulation of the Company and Executive, this Agreement shall be interpreted and enforced under Nevada law, without regard to conflict of law principles. Executive consents to the personal jurisdiction of the state and federal courts located in Clark County in the State of Nevada. In any action or effort to enforce any of the provisions or rights under this Agreement, the unsuccessful party to such litigation or effort shall pay the successful party or parties all reasonable attorneys’ fees and costs incurred by such party.

     9. Severability. If any provision of this Agreement shall be held invalid, void or unenforceable in any respect whatsoever, such shall not affect any other provision of this Agreement that can be given effect without the invalid, void or unenforceable provision, and, to this end, the provisions hereof are severable.

     10. Counterparts. This Agreement may be executed in counterparts, and by facsimile, each of which, when so executed, shall be deemed an original and all of which, taken together, shall constitute one and the same agreement.

     11. Conflicts between this Agreement and the Employment Agreement. Notwithstanding anything to the contrary contained herein, all terms and conditions of the Employment Agreement shall remain in full force and effect unless expressly modified herein. The terms, definitions and obligations set forth in this Agreement shall prevail to the extent, in interpreting and enforcing this Agreement, they conflict with the terms, definitions and obligations of the Employment Agreement.

[Signature Page Follows]

     IN WITNESS WHEREOF the parties have executed this Agreement on the dates written below.

Dated:	6-28-05	/s/ John B. Furman

JOHN FURMAN

GAMETECH INTERNATIONAL, INC.

Dated:	6-28-05	By:	/s/ Richard T. Fedor

			Chairman	(Title)

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